Exhibit 99.4

OGLETHORPE POWER CORPORATION

(AN ELECTRIC MEMBERSHIP CORPORATION)

Offer to Exchange

$500,000,000

4.50% First Mortgage Bonds, Series 2022A due 2047

Which Have Been Registered Under the Securities Act of 1933

For Any and All

Unregistered 4.50% First Mortgage Bonds, Series 2022A due 2047

, 2023

To Our Clients:

Enclosed for your consideration is a prospectus, dated                  , 2023 (as amended or supplemented, the “Prospectus”), relating to the offer (the “Exchange Offer”) of Oglethorpe Power Corporation, a Georgia electric membership corporation (the “Company”), to exchange up to $500,000,000 aggregate principal amount of its 4.50% First Mortgage Bonds, Series 2022A due 2047, which have been registered under the Securities Act of 1933 (the “Exchange Bonds”), for a like aggregate principal amount of its outstanding unregistered 4.50% First Mortgage Bonds, Series 2022A due 2047 (the “Original Bonds”), in a transaction registered under the Securities Act of 1933, as amended (the “Securities Act”).  The terms of the Exchange Bonds are identical in all material respects to those of the Original Bonds other than that the transfer restrictions, registration rights, and additional interest provisions do not apply to the Exchange Bonds.

The Exchange Offer is being made in order to satisfy certain obligations of the Company contained in the Exchange and Registration Rights Agreement, dated as of April 12, 2022, between the Company and Goldman Sachs & Co. LLC, as representative of the Purchasers named in Schedule 1 to the Purchase Agreement between the Company and Purchasers, dated April 4, 2022. Capitalized terms not defined herein shall have the respective meanings ascribed to them in the Prospectus.

This material is being forwarded to you as the beneficial owner of the Original Bonds held by us for your account but not registered in your name. A tender of such Original Bonds may only be made by us as the holder of record and pursuant to your instructions, unless you obtain a properly completed bond power from us or arrange to have the Original Bonds registered in your name.

Accordingly, we request instructions as to whether you wish us to tender on your behalf the Original Bonds held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and letter of transmittal, dated                 , 2023 (the “Letter of Transmittal”).

Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Original Bonds on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will expire at 5:00 p.m., New York City time, on                     , 2023, unless extended by the Company in its sole discretion (such date and time as it may be extended, the “Expiration Date”). Any Original Bonds tendered pursuant to the Exchange Offer may be withdrawn in accordance with the procedures set forth in the Prospectus at any time before the Expiration Date.

Your attention is directed to the following:

1.	The Exchange Offer is for any and all Original Bonds.

2.	The Exchange Offer is subject to certain conditions set forth in the Prospectus in the section captioned “THE EXCHANGE OFFER — Conditions to the Exchange Offer”.

3.	Any transfer taxes incident to the transfer of Original Bonds from the holder to the

Company will not be paid by the Company, except as otherwise provided in the Prospectus and the Letter of Transmittal.

4.	The Exchange Offer expires at 5:00 p.m., New York City time, on the Expiration Date, unless extended by the Company.

If you wish to have us tender your Original Bonds, please instruct us to do so by completing, executing and returning to us the instruction form on the back of this letter.

The Letter of Transmittal is furnished to you for informational purposes only and may not be used to tender Original Bonds, unless you obtain a properly completed bond power from us or arrange to have the Original Bonds registered in your name. If we do not receive written instructions in accordance with the below and the procedures in the Prospectus and Letter of Transmittal, we will not tender any of the Original Bonds on your account.

INSTRUCTIONS WITH RESPECT TO THE EXCHANGE OFFER

The undersigned acknowledge(s) receipt of this letter and the enclosed material referred to therein relating to the Exchange Offer made by the Company with respect to the Original Bonds.

This will instruct you to tender the Original Bonds held by you for the account of the undersigned, upon and subject to the terms and conditions set forth in the Prospectus and the Letter of Transmittal.

Please tender the Original Bonds held by you for the account of the undersigned as indicated below:

☐ Please tender the Original Bonds held by you for the account of the undersigned as indicated below:

AGGREGATE PRINCIPAL AMOUNT OF ORIGINAL BONDS

$_____________

☐ Please do not tender any Original Bonds held by you for the account of the undersigned.

The Exchange Offer is not conditioned upon any minimum number of original bonds being tendered.

If the undersigned instructs you to tender the Original Bonds held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner of the Original Bonds, including but not limited to the representations that the undersigned (i) will be acquiring any Exchange Bonds in the ordinary course of its business, (ii) is not participating and has no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Bonds, (iii) is not an “affiliate” (within the meaning of Rule 405 under the Securities Act) of the Company and (iv) is not a broker dealer tendering Original Bonds acquired for its own account directly from the Company. If a holder of the Original Bonds (a) will be acquiring any Exchange Bonds not in the ordinary course of its business, (b) is participating or has an arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Bonds, (c) is an “affiliate” (within the meaning of Rule 405 under the Securities Act) of the Company or (d) is a broker-dealer that has acquired the Original Bonds for its own account directly from the Company, such holder and such broker-dealer may not rely on the applicable interpretations of the staff of the Securities and Exchange Commission relating to exemptions from the registration and prospectus delivery requirements of the Securities Act and must comply with such requirements in connection with any resale transaction.  The Company may require the undersigned, as a condition to the undersigned’s eligibility to participate in the Exchange Offer, to furnish to the Company (or an agent thereof) in writing, information as to the number of “beneficial owners” within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended, on behalf of whom the undersigned holds the Original Bonds to be exchanged in the Exchange Offer. If the undersigned is a broker-dealer that will receive Exchange Bonds for its own account in exchange for Original Bonds, it represents that the Original Bonds to be exchanged for Exchange Bonds were acquired by it as a result of market-making activities or other trading activities and acknowledges that it will deliver a Prospectus in connection with any resale of such Exchange Bonds; however, by so acknowledging and by delivering a Prospectus, the undersigned will not be deemed to admit that it is an “underwriter” within the meaning of the Securities act.

SIGN HERE

Date:______________________________________________________________________________________

Signature(s):______________________________________________________________________________________

Print Name(s):______________________________________________________________________________________

Address:______________________________________________________________________________________

(Please include Zip Code)

Telephone Number_______________________________________________________________________________

(Please include Area Code)

Tax Identification Number or

Social Security Number:_______________________________________________________________________________

None of the Original Bonds held by us for your account will be tendered unless we receive written instructions from you to do so. Unless a specific contrary instruction is given in the space provided, your signature(s) hereon shall constitute an instruction to us to tender all Original Bonds held by us for your account.